1


EXHIBIT 10.1


                     EMPLOYMENT AGREEMENT


      Agreement made as of the 8th day of May, 2000 between NS
Group,  Inc., a Kentucky corporation ("Employer"), and William
W. Beible, Jr. ("Employee").

                          WITNESSETH:

      WHEREAS, Employer desires to employ Employee in an executive position with significant executive and administrative responsibilities and Employee desires to be employed by Employer in such capacity upon the terms and conditions hereinafter provided; and

     WHEREAS, Employee shall serve Employer as Executive Vice-President and Chief Operating Officer of Employer and as President of Koppel Steel Corporation and Newport Steel Corporation, or in such other executive capacity as Employer's Board of Directors shall specify; and

      WHEREAS, in such capacity Employee will develop or have access to all of the business methods and confidential information relating to Employer, including, but not limited to, its financial matters, its sales and distribution organization and methods, its designs and procedures for the manufacture of its products, its market development, its personnel training and development programs and its customer and supplier relationships; and

      WHEREAS, Employee and Employer desire to enter into this Employment Agreement which sets forth the rights and obligations of the parties during the continuation of such employment, as well as following any termination thereof;

      NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and in pursuance of the above, Employee and Employer agree as follows:

1.   EMPLOYMENT

     Employer shall employ Employee as Executive Vice-President and Chief Operating Officer of Employer and as President of Koppel Steel Corporation and Newport Steel Corporation or in such other executive capacity as Employer's Board of Directors shall specify, to perform all duties that are customarily performed by one holding such positions or as otherwise designated by Employer's Board of Directors, and Employee agrees to such employment, subject to the general supervision and direction by Employer and pursuant to the terms and conditions hereof.

     Employee covenants and agrees that he will, at all times, faithfully and industriously perform any and all duties conferred upon him by Employer, and Employee further agrees that he will devote all necessary working time and attention thereto.
2.   TERM; TERMINATION

     Employee's employment with Employer will commence on May 8th, 2000 (the "Effective Date") and shall continue for a period of two (2) years. Notwithstanding the foregoing, this Employment Agreement shall terminate upon the earliest to occur of the following:

     (a) Employer terminates this Employment Agreement for Cause, upon thirty (30) days prior written notice to Employee. For purposes of this Employment Agreement, "Cause" shall be defined as (i) commission by Employee of any felony criminal act, a crime involving moral turpitude, or a crime of fraud or dishonesty; (ii) acts by Employee constituting gross negligence or willful misconduct to the detriment of the Employer; (iii) conduct which is detrimental to the reputation, goodwill or business operation of Employer; (iv) Employee's misfeasance, nonfeasance or malfeasance in the performance of his duties; (v) Employee's failure or refusal to comply with the lawful directions of Employer's Board of Directors or with the policies, standards and regulations of the Employer; or (vi) Employee's breach of Sections 4, 5, 6, 7, and 9 of this Employment Agreement.

          In the event that Employee's employment is terminated for Cause, Employer's obligation to pay Employee's salary, fringe benefits or any other element of compensation will immediately cease as of the date of termination of employment, including but not limited to, all payments and benefits listed in Schedule A hereto or any amendment to this Employment Agreement. Employer will have no further obligation to Employee other than as set forth in this subparagraph.

     (b) Employee terminates this Employment Agreement for any reason or no reason upon thirty (30) days prior written notice to Employer.

          In the event Employee so terminates this Employment Agreement, Employer's obligation to pay Employee's salary, fringe benefits or any other element of compensation will immediately cease as of the date of termination of employment, including but not limited to, all payments and benefits listed in Schedule A hereto or any amendment to this Employment Agreement. Employer will have no further obligation to Employee other than as set forth in this subparagraph.

     (c) At Employer's option, Employee's inability to perform his job duties due to physical or mental disability for a period of ninety (90) days or more.

          In   the   event   that  Employee's  employment   is
          terminated under this provision, Employer shall continue to pay Employee's base salary and fringe benefits (as set forth in Section 3, below, and as may be provided in Schedule A or any amendment to this Employment Agreement, and in accordance with the terms of any fringe benefit plan) for a period of one (1) year following the date of Employee's termination of Employment with Employer. Notwithstanding the foregoing, any salary or benefits paid under this provision will be offset by benefits paid under any other employee plan providing disability pay or benefits. Employer will have no further obligation to Employee other than as set forth in this subparagraph.

     (d) Employer terminates this Employment Agreement for any reason or no reason prior to the end of the two (2) year employment term by providing written notice to Employee (hereinafter "Not for Cause Termination"). This provision will also cover termination due to Employee's death (other than by suicide).

          In such case, Employer shall continue to pay Employee's base salary and fringe benefits (as set forth in Section 3 below, and as may be provided in Schedule A or any amendment to this Agreement, and in accordance with the terms of any fringe benefit plan) for a period of one (1) year following the date of Employee's termination of employment with Employer. Employer will have no further obligation to Employee other than as set forth in this subparagraph.


3.   COMPENSATION; EMPLOYEE BENEFITS

     Employer shall pay Employee for Employee's services hereunder a salary at the rate of not less than $250,000 per annum. Employee shall also be entitled to participate in a bonus plan, stock option program, and other fringe benefits available to other employees of Employer who are similarly situated in terms of (i) position with Employer or any of its subsidiaries, (ii) seniority and (iii) geographical location of employment. Employer shall also reimburse Employee for up to $10,000 for the reasonable professional fees (including attorneys fees) incurred by the Employee in connection with the negotiation and execution of this Agreement and the employment relationship between the parties. Employee's participation in the plans, benefits and programs of Employer shall be subject to the rules, regulations and amendments pertaining to eligibility and participation therein.

4.   OTHER EMPLOYMENT

     Employee shall devote substantially all of his normal working time, attention, knowledge, and skills solely to the business and interest of Employer. Employee shall not, directly, or indirectly in any manner whatsoever, solicit, accept or serve, on behalf of himself or any other third party, any similar or related business without Employer's approval. Furthermore, Employee shall not, directly or indirectly, act for the benefit or on behalf of any competitor of Employer or in any way inconsistent with Employer's best interest.

     This provision shall not be construed to prohibit Employee from devoting non-business hours to the passive pursuit of personal business interests not competitive with the business of Employer, or any subsidiary or affiliate of Employer, provided such interests do not interfere with Employee's duties and responsibilities owed to Employer.

5.   REPRODUCTION OF DOCUMENTS

     Except with respect to personal correspondence and other non-business related documents and other items, Employee shall not (except in the performance of his duties hereunder) at any time or in any manner make or cause to be made any copies, pictures, duplicates, facsimiles or other reproductions or recordings or any abstracts or summaries of any reports, studies, memoranda, correspondence, manuals, records, plans or other written, printed or otherwise recorded materials of any kind whatsoever belonging to or in the possession of Employer, or any subsidiary or affiliate of Employer. Employee shall have no right, title or interest in any such material and Employee agrees that (except in the performance of his duties hereunder) he will not, without the prior written consent of Employer, remove any such material from any premises, of Employer, or any subsidiary or affiliate of Employer, and that he will surrender all such material to Employer, immediately upon the termination of his employment or at any time prior thereto upon the request of Employer.

6.   NON-DISCLOSURE OF INFORMATION

     Employee specifically agrees that he will not at any time, whether during his employment or for a period of two (2) years after such employment ends for any reason, disclose or communicate to any third party, or use for any purpose (other than during his employment by Employer for a proper business purpose) any secret, proprietary or confidential information, or trade secret, relating to the business of Employer, or any subsidiary or affiliate of Employer, including business methods and techniques, research data, marketing and sales information, customer lists, know-how, and any other information, process or technique or information, customer lists, know-how, and any other information, process or technique or information concerning the business of Employer, or any subsidiary or affiliate of Employer, their manner and method of operation, their plans or other data not disclosed to the general public or known within the industry, regardless of whether such information or trade secret was acquired prior to or after execution of this Employment Agreement.

7.   COVENANT NOT TO COMPETE

     Employer and Employee recognize that Employer's industry is highly competitive and that Employee will acquire special knowledge from Employer. Employee therefore agrees that, for twelve (12) months after the employment relationship ends for any reason:

     (a) He shall not, either directly or indirectly, by or for himself, or as agent of another, or through others as his agent, in any way seek to induce, bring about, promote, facilitate or encourage the discontinuance of or in any way solicit for himself or others, those persons or entities who are customers or employees of Employer, or any subsidiary or affiliate of Employer;

     (b) He shall not engage in, or become (except as a less than five percent (5%) owner, stockholder or investor in a publicly traded company) an owner, stockholder, partner, lender, investor, director, officer, employee, consultant or act in any other capacity with respect to any entity which engages in, a business that competes with, or is substantially similar to, the business currently being conducted by Employer, or any subsidiary or affiliate of Employer, and located within North America; and

     (c) If he fails to comply with any of the provisions of this Section 7, Employee shall forthwith pay over to the Employer the lesser of all benefits received by Employee or Employer's actual damages resulting from such violation of these covenants, together with all sums expended or costs incurred by Employer to enforce the provisions of this covenant, including Employer's reasonable attorneys' fees.

8.   INJUNCTIVE RELIEF

     In addition to, and not in lieu of, any other remedy to which Employer may otherwise be entitled, the parties agree that a breach by Employee of any covenant set forth in Sections 4, 5, 6, 7, or 9 of this Employment Agreement shall result in irreparable injury, harm and damage to Employer for which there is no adequate remedy at law, and the parties further agree that, in the event of any violation or breach by Employee of any of those provisions of this Employment Agreement, Employer shall be entitled to an immediate injunction and restraining order through proper action filed in a court of competent jurisdiction to prevent such violation or breach. Employee agrees to indemnify and hold Employer harmless for any costs and expenses, including reasonable attorneys' fees, which Employer may incur to remedy any violation or breach by Employee of any covenant set forth in Sections 4, 5, 6, 7, or 9 hereof.

9.   INVENTIONS

     Employee agrees that any and all inventions and discoveries, whether or not patentable, which Employee has conceived or may conceive and which pertain to work or business which he has performed or may perform on behalf of Employer, whether or not during working hours, shall be the sole and exclusive property of Employer. Employee further agrees to inform Employer of all inventions and discoveries promptly after they have been conceived or made in detail sufficient to permit Employer to understand such inventions and discoveries and practice them without the exercise of further inventive skill. When requested to do so, Employee agrees, whether during the term of this Employment Agreement or within three (3) years thereafter, to execute any and all documents necessary or desirable to convey title to such inventions and discoveries to Employer and to assist Employer in perfecting and enforcing Employer's right in and to any such invention or discovery, including filing patent applications regarding such inventions or discoveries in the United States or in foreign countries. Employee agrees that any invention, product design, product improvements or technological innovation which Employee, either individually or jointly with others, has already conceived or during the term of this Employment Agreement may conceive, develop, create or suggest that directly results from any work which Employee does or has done for Employer or any subsidiary or affiliate of Employer, shall be the absolute property of Employer and shall promptly be disclosed by Employee to Employer.

10.  REPRESENTATION BY EMPLOYEE

     Employee represents that he is neither restricted nor prohibited in any manner from employment and performance of duties on behalf of Employer as herein provided.

11.  SEVERABILITY

     Employer and Employee agree that should any provision of this Employment Agreement be held to be illegal, invalid or unenforceable for any reason, such term or provision shall be deemed to be modified to the extent necessary to permit its enforcement to the maximum extent permitted by applicable law, and any court making such determination shall have power to modify any and all such provisions, and such provisions shall then be applicable in modified form. If any provision of this Employment Agreement is invalid or unenforceable for any reason, the remainder of this Employment Agreement and all other provisions herein shall not be affected thereby.

12.  ENTIRE AGREEMENT AND AMENDMENTS

     Employer and Employee agree that this Agreement constitutes the entire agreement between them with respect to the subject matter hereof and that any and all prior discussions, negotiations, commitments and understandings relating thereto are hereby superseded and merged herein. The terms and provisions of this Agreement shall not be changed, amended, waived, modified or terminated in any respect whatsoever except by a written instrument executed by Employer and Employee.

13.  INTERPRETATION

     This Employment Agreement shall be interpreted as written jointly by Employer and Employee.

14.  GOVERNING  LAW, FORUM SELECTION AND CONSENT  TO  PERSONAL
     JURISDICTION

     Employer and Employee hereby consent that any action to enforce any provision of this Employment Agreement shall be brought only in a state or federal court located in the Commonwealth of Kentucky and further consent to personal jurisdiction in said courts. This Agreement shall be interpreted, governed and enforced in accordance with the laws of the Commonwealth of Kentucky.

15.  ASSIGNMENT

     This Employment Agreement shall be binding upon and inure to the benefit of Employer, its successors and assigns, and to the benefit of Employee, his heirs, administrators and legal representatives, except that Employee's duties to perform services and rights hereunder are non-transferable.

16.  NO WAIVER OF RIGHTS

     Neither failure nor delay on the part of a party in exercising any right, power or privilege herein contained shall operate as a waiver thereof on the part of such party, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege by a party to this Employment Agreement.

17.  DISPUTE RESOLUTION PROCEDURES

     If any question shall arise in regard to the interpretation of any provision of this Agreement or as to the rights and obligations of either of the parties hereunder, the Employee and a designated representative of the Employer shall meet to negotiate and attempt to resolve such question in good faith. The Employee and such representative may, if they so desire, consult outside experts for assistance in arriving at a resolution. In the event that a resolution is not achieved within fifteen (15) days after their first meeting, then either party may submit the question for final resolution by binding arbitration in accordance with the rules and procedures of the American Arbitration Association applicable to commercial transactions, and judgment upon any award thereon may be entered in any court having jurisdiction thereof. The arbitration shall be held in Covington, Kentucky. In the event of any arbitration, the Employee shall select one arbitrator, the Employer shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator, any two of which arbitrators together shall make the necessary determinations. All out-of-pocket costs and expenses of the parties in connection with such arbitration, including, without limitation, the fees of the arbitrators and any administration fees and reasonable attorney's fees and expenses, shall be borne by the parties in such proportions as the arbitrators shall decide that such expenses should, in equity, be apportioned.

     Notwithstanding the foregoing, disputes arising under Sections 4, 5, 6, 7 and 9 are excluded from this Section
     17 unless the parties mutually agree in writing to elect arbitration.

18.  SCHEDULE A

     More specific conditions of employment are described in the attached Amendment A to this Employment Agreement.

     I  HAVE READ THIS EMPLOYMENT AGREEMENT AND, UNDERSTANDING
     ALL  ITS TERMS, INCLUDING THAT THIS AGREEMENT CONTAINS  A
     BINDING  ARBITRATION PROVISION WHICH MAY BE  ENFORCED  BY
     THE PARTIES, I SIGN IT AS MY FREE ACT AND DEED.

     IN WITNESS WHEREOF, the Employer and Employee have agreed upon and executed this Employment Agreement on the day and year first written above.

WITNESSES:


                           /s/William   W.  Beible,   Jr.
                           William W. Beible, Jr.


                           NS GROUP, INC.


                           By:  /s/Rene J. Robichaud
                           Rene J. Robichaud
                           President & Chief Executive Officer


Attachment:  Schedule A
              SCHEDULE A TO EMPLOYMENT AGREEMENT

                   CONDITIONS OF EMPLOYMENT

EMPLOYMENT - In Employee's position of Executive Vice President and Chief Operating Officer of the Employer, Employee will be expected to optimize the combined performance of Koppel Steel and Newport Steel through each energy cycle. Primary performance measures are revenue, return on capital employed, EBITDA and unlevered free cash flow. Employee's success shall be measured by improvement of those measures relative to the historical performance of Koppel and Newport Steel and relative to Maverick Tube and Lone Star Steel. Employee will report to the Chief Executive Officer of Employer.

SALARY - Employee's starting base salary shall be $250,000 per year. In addition, Employee will have a bonus opportunity equal to 100% of his annual base salary. Through fiscal 2001, Employee's bonus will be based on the higher of (1) the Koppel Steel Bonus Program or (2) 50% of the bonus payable under the Koppel Steel Bonus Program and 50% of the bonus payable under the Newport Steel Bonus Program. Beginning in fiscal 2002, Employee's bonus will be based on calculation (2) in the preceding sentence.

SALARY CONTINUATION - Employee will be eligible for salary continuation in accordance with and subject to the provisions of the Salary Continuation Agreement dated May 8th, 2000.

STOCK OPTIONS - Employee will be eligible for stock options in accordance with and subject to the provisions of the Non-
Qualified Stock Option Agreement dated May 8th, 2000.

SAVINGS PLAN - Employee will be eligible to participate in the Employer's Salaried Employee Retirement Savings Plan.

AUTOMOTIVE STIPEND AND LIVING EXPENSES - Employee will continue to be provided with an automotive stipend of $15,000 per year or $1,250 per month for Koppel Steel work. In addition, the Company will provide Employee a car free of rental, insurance and maintenance expense for use in the
Newport Steel area. Employer shall furnish suitable housing accommodations and utilities (including reasonable long distance calling expenses to his principal residence) during such periods that Employee is performing work at the Newport Steel location.

OTHER  FRINGE  BENEFITS - Employee shall  participate  in  the other fringe benefit programs offered by Employer to its employees generally (including all executive retirement plans), including health care and dental benefits for Employee and his family, employee life insurance, sickness and accident salary continuation and long-term disability, supplemental sickness and accident benefits, educational assistance, and paid vacations and holidays. Employee shall be entitled to three (3) weeks of paid vacation during each full calendar year and a prorated amount of vacation for any partial calendar year.

CHANGE OF CONTROL SEVERANCE AGREEMENT - Employee's Change of Control Severance Agreement, dated May 8th, 2000, offering individual financial security in the event a Change of Control occurs, provides benefits which generally would exceed the guarantees of this Employment Agreement. Notwithstanding any provision of this Employment Agreement to the contrary, the benefits provided under the Change of Control Severance Agreement are provided in lieu of any benefits under this Employment Agreement.

REIMBURSEMENTS - Upon proof of payment, Employer shall reimburse Employee in accordance with Employer's policies for all monies advanced in connection with Employee's employment for expenses incurred by Employee on behalf of Employer. To the extent that any such Employer payments are deemed to be taxable income (for federal, state and/or local income tax purposes), Employer shall reimburse Employee the amount of any additional tax liability resulting from the operation of this paragraph in accordance with its policies and procedures.